UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 1, 2020

First BanCorp.
(Exact Name of Registrant as Specified in its Charter)

Puerto Rico	001-14793	66-0561882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1519 Ponce De Leon Ave. P.O. Box 9146 San Juan, Puerto Rico	00908-0146
(Address of Principal Executive Offices)	(Zip Code)

(787) 729-8200
(Registrant’s Telephone Number, including Area Code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.10 par value)	FBP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 1, 2020, First BanCorp. (the “Corporation”), the bank holding company of FirstBank Puerto Rico (“FirstBank”), completed its previously announced acquisition of Santander BanCorp (“Santander BanCorp”) and its wholly-owned subsidiary Banco Santander Puerto Rico (“Banco Santander”) (the “Acquisition”) pursuant to that certain Stock Purchase Agreement, dated as of October 21, 2019, by and among FirstBank, Santander Holdings USA, Inc. (“Seller”) and, solely for purposes of Article IV, Section 5.03 and Article X therein, the Corporation (the “Purchase Agreement”).  In consideration for the acquisition of Santander BanCorp and Banco Santander, the Corporation paid Seller cash in an amount of approximately (i) $394.8 million base purchase price for 117.5% of Banco Santander’s core tangible common equity, comprised of a $58.8 million premium on $336 million of core tangible common equity, plus (ii) $882.8 million for Santander BanCorp’s excess capital (paid at par), which represents the estimated closing payment pursuant to the terms of the Purchase Agreement. The merger transactions were described in the Purchase Agreement filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 21, 2019.

The foregoing description of the Purchase Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to this Form 8-K, and is incorporated into this report by reference. Except for its status as a contractual document that establishes and governs the legal relations between the parties with respect to the transactions described above, the Purchase Agreement is not intended to be a source of factual, business or operational information about the parties. Representations and warranties may be used as a tool to allocate risks between the parties to the Purchase Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing these matters as facts. Furthermore, they may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. The assertions embodied in such representations and warranties are qualified by information contained in disclosure schedules that the parties exchanged in connection with signing the Purchase Agreement.

Item 8.01	Other Events.

On September 1, 2020, the Corporation issued a press release announcing the completion of its previously announced acquisition of Santander BanCorp and Banco Santander.

A copy of the press release is being furnished as Exhibit 99.1 to this report. The information in Items 8.01 and Exhibit 99.1 of this report shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18 of the Exchange Act, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description

2.1
Stock Purchase Agreement, dated October 21, 2019, among Seller, FirstBank, and, solely for the purposes set forth therein, the Corporation (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by the Corporation on October 21, 2019).

99.1	Press Release, issued by the Corporation, September 1, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2020	FIRST BANCORP.

	By:	/s/ Lawrence Odell
	Name:	Lawrence Odell
	Title:	Executive Vice President and General Counsel